Exhibit 99.1

Company Contact: R. Judd Jessup
President & CEO, CombiMatrix Corporation
Tel (949) 753-0624

NEWS RELEASE

COMBIMATRIX CORPORATION RECEIVES NASDAQ

NOTICE REGARDING STOCKHOLDERS’ EQUITY

IRVINE, CALIFORNIA — November 19, 2010 — CombiMatrix Corporation (NASDAQ: CBMX) today announced that it received a written notice from The Nasdaq Stock Market (the “Notice”) on November 17, 2010 indicating that the Company is not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Global Market (as set forth in Nasdaq Listing Rule 5450(b)(1)(A)) because the Company’s stockholders’ equity is below The Nasdaq Global Market minimum stockholders’ equity listing requirement of $10,000,000.

The Company has until January 3, 2011 either to provide Nasdaq with a specific plan to regain compliance with the Nasdaq Global Market listing requirements, including the time frame for completion of such plan, or to apply to transfer the Company’s securities to The Nasdaq Capital Market.  The Company intends to prepare its Global Market compliance plan for submittal to Nasdaq by the specified date.  If the Company’s plan is accepted, the Nasdaq Staff can grant an extension of up to 180 days from the Notice date to evidence compliance.  If the Nasdaq Staff does not accept the Company’s plan, the Company may appeal the decision to a Nasdaq Hearings Panel or the Company may decide at a later date to apply for listing on The Nasdaq Capital Market, which has a minimum stockholders’ equity requirement of $2,500,000, among other listing requirements.  There can be no assurance that the Company’s plan will be accepted or that a Nasdaq Hearings Panel will grant the Company’s appeal or, if the Company chooses to apply for listing on The Nasdaq Capital Market, that the Company will meet the listing requirements of The Nasdaq Capital Market.

ABOUT COMBIMATRIX CORPORATION

CombiMatrix Corporation is a molecular diagnostics company that primarily operates in the field of genetic analysis and molecular diagnostics through its wholly owned subsidiary, CombiMatrix Diagnostics (“CMDX”). CMDX operates as a diagnostics reference laboratory that provides genetic and other diagnostics services to physicians, hospitals and clinics. Additional information about CombiMatrix Corporation is available at www.combimatrix.com.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s ability to submit a plan for regaining compliance, the likelihood that the Company’s plan will be accepted or, if accepted, will result in regaining compliance, the Company’s ability to successfully appeal the Nasdaq Staff decision if the plan is not accepted, the Company’s ability to regain compliance with Nasdaq Listing Rule

5450(b)(1)(A) or the Company’s ability to meet the listing requirements of The Nasdaq Capital Market if it chooses to apply for listing on such market. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by the Company herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the Company’s ability to raise additional capital on a timely basis, or at all, or to improve its operating results in the near future; the possibility that the Company’s plan for regaining compliance will not be satisfactory to the Nasdaq Staff and/or that the Nasdaq Hearings Panel will not grant an appeal by the Company, or that the Company’s stockholders’ equity could decline further; and such other factors described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.